Exhibit 10.1

TRANSITION AGREEMENT

This Transition Agreement (the “Agreement”) by and between Mr. Andrew J. Paul (“Employee”) and Corsair Gaming, Inc., a Delaware corporation (the “Company”), is made effective as of the date Employee signs this Agreement (the “Effective Date”). The purpose of this Agreement is to set forth the terms of Employee’s transition with the Company.

1.
Transition Period.
(a)
Transition Period. During the period commencing on the Effective Date and ending on June 30, 2025, Employee shall serve continue to serve as the Chief Executive Officer of the Company on the same terms and conditions as currently in effect and also provide such services to ensure a smooth transition of Employee’s duties and responsibilities (the “Transition Services”). During the Transition Period, Employee will devote Employee’s full working time and attention to the business and affairs of the Company in order to perform Employee’s duties.
(b)
Salary, and Benefits Continuation. During the Transition Period, Employee will continue to be paid base salary at the rate in effect on the date of this Agreement (which was $900,000 that became effective as of January 1, 2025) in accordance with the Company’s regular payroll procedures, and be eligible for all employee benefit plans available to senior executives of the Company. All payments made to Employee during the Transition Period will be subject to the required withholding taxes and authorized deductions.
(c)
Equity Awards. As of the Transition Period, Employee holds outstanding equity including but not limited to unexercised options to purchase Company common stock (the “Options”) and restricted stock units (“RSUs”). During the Transition Period, all such outstanding equity, including the Options and RSUs, shall continue to vest, in each case, in accordance with their terms.
(d)
End of Employment. Employee’s last day of employment with the Company shall occur on the earliest to occur of (i) the end of the Transition Period, (ii) the date Employee resigns his employment with the Company for any reason, and (iii) on any date for Cause (as defined below) (the earliest of such dates the “Transition End Date”). As of the Transition End Date, Employee shall have resigned from all positions that Employee holds as an officer of the Company and as a member of the Company’s board of directors. For purposes hereof, “Cause” shall mean (i) Employee’s failure substantially to perform Employee’s duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Employee’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Employee of any proprietary information or trade secrets of the Company or any other party to whom Employee owes an obligation of nondisclosure as a result of Employee’s relationship with the Company; or (iv) Employee’s willful and material breach of any of Employee’s obligations under this Agreement or any other written agreement or covenant with the Company.
(e)
Protection of Information. During the Transition Period, Employee agrees to remain in compliance with that certain Employee Proprietary Information Agreement entered into between Employee and the Company dated as of May 5, 2004 (the “Confidentiality Agreement”). Without limiting the foregoing, Employee acknowledges and agrees that, during the Transition Period, Employee shall not, directly or indirectly, become employed by or provide assistance to any competitor of the Company.

(f)
SEC Reporting. Employee acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Employee will have continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report matching transactions, if any, in Company common stock for six (6) months following the Transition End Date. Employee further acknowledges that any transactions by Employee involving Company securities will remain subject to securities laws in all respects, including, without limitation, laws regarding trading while in possession of material nonpublic information.
2.
Final Paycheck; Payment of Accrued Wages and Expenses.
(a)
Final Paycheck. As soon as administratively practicable on or after the Transition End Date, the Company will pay Employee all accrued but unpaid base salary earned through the Transition End Date, subject to standard payroll deductions and withholdings. Employee is entitled to these payments regardless of whether Employee executes this Agreement or the Release of Claims (as defined below).
(b)
Business Expenses. The Company shall reimburse Employee for all outstanding reasonable expenses incurred prior to the Transition End Date that are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses. Employee is entitled to these reimbursements regardless of whether Employee executes this Agreement or the Release of Claims.
3.
Transition Payments and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to (i) this Agreement becoming effective, (ii) the Transition End Date occurring as a result of subsection 1(d)(i) only; (iii) the delivery to the Company of the release of claims in the form attached hereto as Exhibit A (the “Release of Claims”) that is signed by Employee on or after the Transition End Date and becomes effective and irrevocable within 30 days following the Transition End Date, and (iv) Employee’s not being in breach of the Confidentiality Agreement, to provide Employee the benefits set forth below. Specifically, the Company and Employee agree as follows:
(a)
Extended Exercise Period of Options. The post-termination exercise period to exercise Executive’s options which are vested as of the Transition End Date, inclusive of the Accelerated Options, shall be extended until the earlier to occur of (i) the second anniversary of the Transition End Date or (ii) the original expiration date of the applicable Option, subject to earlier termination upon certain corporate transactions as set forth in the applicable equity incentive plan. Employee acknowledges that upon his signature to this Agreement, each unexercised “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), shall be deemed modified for the purposes of Section 424 of the Code and, to the extent the exercise price thereof is lower than the fair market value of the Company’s common stock as of the date Employee signs this Agreement, such Options shall no longer qualify as an incentive stock option and Employee will lose the potentially favorable tax treatment associated with such Options. For all Options that are incentive stock options within the meaning of the Code but have not been disqualified pursuant to the preceding sentence, Employee acknowledges that each unexercised incentive stock option that remains unexercised following the three (3)-month anniversary of the Transition End Date shall no longer qualify as an incentive stock option.
(b)
Pro-Rated Annual Bonus. Employee shall be entitled to receive an amount equal to a pro-rated portion (based on the number of days Employee was employed by the Company during the calendar year in which the Transition End Date occurs) of Employee’s annual bonus based on the actual achievement of the applicable performance goals as determined by the Board of Directors of the Company in its sole discretion after the conclusion of the relevant year, payable in a cash lump sum, less applicable withholdings, at the same time annual bonuses are paid generally to other executives of the Company for the relevant year, but in no event later than March 15th of the year immediately following that in which the Transition End Date occurs. For purposes of this calculation, Employee’s target annual bonus shall be 120% of the actually salary paid to you (such that Employee’s pro-rated target annual bonus through June 30, 2025 shall be $540,000). In addition, the weighting of the performance achievement for the annual bonus shall include (i) 75% with respect to Company performance and (ii) 25% with respect to Employee’s successful completion of the Transition Services, as determined by the Board in its sole discretion.
(c)
Accelerated Vesting of Equity Awards. The vesting and, if applicable, exercisability of that number of shares subject to the Options and that number of RSUs shall be accelerated as set forth on Exhibit B attached hereto, effective immediately upon the Transition End Date (the “Accelerated Options”, the “Accelerated RSUs” and, together, the “Accelerated Equity Awards”). Any remaining unvested shares subject to the Options and/or RSUs will terminate as of the Transition End Date for no consideration.
(d)
COBRA. If Employee timely elects to receive continued healthcare coverage pursuant to the provisions of COBRA, the Company shall directly pay, or reimburse Employee for, the premium for Employee and Employee’s covered dependents through the earlier of (i) the twenty-four (24) month anniversary of the Transition End Date and (ii) the date Employee and Employee’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s). Notwithstanding the foregoing, (i) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A of the Code under Treasury Regulation Section 1.409A-1(a)(5), or (ii) the Company is otherwise unable to continue to cover Employee under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Employee in substantially equal monthly installments. After the Company ceases to pay premiums pursuant to this Section 3(d), Employee may, if eligible, elect to continue healthcare coverage at Employee’s expense in accordance with the provisions of COBRA. Employee shall notify the Company immediately if Employee becomes covered by a group health plan of a subsequent employer.
(e)
Sole Benefit. Employee agrees that the payment and benefits provided by this Section 3 are not required under the Company’s normal policies and procedures and are provided solely in connection with this Agreement. Employee acknowledges and agrees that the payment referenced in this Section 3 constitutes adequate and valuable consideration, in and of itself, for the promises contained in this Agreement and the Release of Claims.
4.
Full Payment. Employee acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Employee as a result of Employee’s employment with the Company and the cessation thereof. Employee further acknowledges that, other than the Confidentiality Agreement, the equity award agreements and Employee’s indemnification agreement with the Company (the “Indemnification Agreement”) (collectively, the “Surviving Agreements”), this Agreement shall supersede each other agreement entered into between Employee and the Company regarding Employee’s employment, and each such agreement, but not the Surviving Agreements, shall be deemed terminated and of no further effect as of the Effective Date.
5.
Post-Employment Obligations.

(a)
Confidentiality. Employee hereby expressly confirms Employee’s continuing obligations to the Company pursuant to Employee’s Confidentiality Agreement with the Company. Employee acknowledges and agrees that the benefits provided in Section 3 above shall be subject to Employee’s continued compliance with the Confidentiality Agreement and other provisions of this Section 5.
(b)
Non-Solicitation. Employee agrees that while Employee serves as an employee of the Company and for two (2) years thereafter, Employee shall not, either directly or through others, solicit or attempt to solicit any employee, independent contractor, consultant or other service provider of the Company to terminate his or her relationship with the Company in order to become an employee, consultant, independent contractor or other service provider to or for any other person or entity.
(c)
Non-Disparagement. Employee agrees that Employee shall not disparage or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders or employees, either publicly or privately. Nothing in this Section 5(c) shall apply to any evidence or testimony required by any court, arbitrator or government agency; nor shall anything herein prevent Employee from discussing terms and conditions of Employee’s employment with the Company, as permitted by the National Labor Relations Act and California law, including but not limited to discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful, or communicating directly with, cooperating with, or providing information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.
(d)
Whistleblower Protections and Trade Secrets. Notwithstanding anything to the contrary contained herein or in the Release of Claims or Confidentiality Agreement, nothing in this Agreement prohibits Employee from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) Employee shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (A) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (B) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney, and may use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
(e)
Return of Company Property; Related Party Arrangements. Employee warrants and represents that, not later than five (5) business days after the Transition End Date, Employee will turn over to the Company all physical or personal property that are the property of the Company and that Employee had in Employee’s possession, custody or control. In addition, Exhibit C sets forth all arrangements currently in place between the Company and Employee that shall continue on their current terms and conditions following the Transition End Date, and any other such arrangement shall terminate automatically on the Transition End Date and be of no further force or effect.

6.
Employee Representations. Employee warrants and represents that (a) Employee has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Employee, such a complaint, charge or lawsuit has been filed on Employee’s behalf, Employee will immediately cause it to be withdrawn and dismissed, (b) Employee has been paid all compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Employee, except as provided in this Agreement, (c) Employee has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject, and (e) upon the execution and delivery of this Agreement by the Company and Employee, this Agreement will be a valid and binding obligation of Employee, enforceable in accordance with its terms.
7.
No Assignment by Employee. Employee warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Employee might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee (as defined in the Release of Claims) because of any actual assignment, subrogation or transfer by Employee, Employee agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Employee’s death, this Agreement shall inure to the benefit of Employee and Employee’s executors, administrators, heirs, distributees, devisees, and legatees. None of Employee’s rights or obligations may be assigned or transferred by Employee, other than Employee’s rights to payments hereunder, which may be transferred only upon Employee’s death by will or operation of law.
8.
Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.
9.
Miscellaneous. This Agreement, together with the Surviving Agreements, comprises the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Employee and the Company with regard to the subject matter hereof, including, without limitation, the Prior Agreements. Employee acknowledges that there are no other agreements, written, oral or implied, and that Employee may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties containing a recital that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. For the avoidance of doubt, Employee acknowledges and agrees that nothing in this Agreement shall trigger any term to resign Employee’s employment.
10.
Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise), and shall cause any such successor to expressly assume its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

11.
Section 409A of the Code. This Agreement is intended, to the greatest extent permitted under law, to comply with the short-term deferral exemption provided in Section 409A of the Code, and the regulations and other interpretative guidance issued thereunder (“Section 409A”) such that no benefits or payments under this Agreement are subject to Section 409A. Notwithstanding anything herein to the contrary, the timing of any payments under this Agreement shall be made consistent with such exemption. Employee’s right to receive a series of installment payments under this Agreement, if any, shall be treated as a right to receive a series of separate payments. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder may be subject to Section 409A, the Company may, to the extent permitted under Section 409A cooperate in good faith to adopt such amendments to this Agreement or adopt other appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A; provided, however, that this Section 11 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements shall be paid to Employee no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Employee’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.
12.
Employee’s Cooperation. After the Transition End Date, Employee shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Employee’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Employee’s possession during his employment); provided, however, that (i) any such request by the Company shall not be unduly burdensome or interfere with Employee’s personal schedule or ability to engage in gainful employment and (ii) this provision shall not apply to any such investigation or proceeding that arises out of or relates to a dispute between Employee and the Company and/or any of its affiliates.

(Signature page(s) follow)

IN WITNESS WHEREOF, the undersigned have caused this Transition Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: February 10, 2025
/s/ Andrew J. Paul
Andrew J. Paul

DATED: February 11, 2025
By: /s/ George Majoros
George Majoros
Chairman of the Board

[Signature Page to Transition Agreement]

EXHIBIT A

GENERAL RELEASE OF CLAIMS1

This General Release of Claims (“Release”) is entered into as of _________________, 2025, between Mr. Andrew J. Paul (“Employee”) and Corsair Gaming, Inc., a Delaware corporation (the “Company” and, together with Employee, the “Parties”), effective as of the eighth (8th) day after the date of Employee’s signature hereto.

1.
Employee’s Release of the Company. Employee understands that by agreeing to this Release, Employee is agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, officers, employees, investors or other agents for any reason whatsoever based on anything that has occurred in connection with his employment or other relationship with the Company and the conclusion of that employment or other relationship that the Company as of the date Employee signs this Release.
(a)
On behalf of Employee and Employee’s heirs, assigns, executors, administrators, trusts, spouse and estate, Employee hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Employee now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Employee’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b); Claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, defamation, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

1 NTD: To be updated upon the Transition End Date for any changes in applicable law.

(b)
Notwithstanding the generality of the foregoing, Employee does not release the following claims:
(i)
Claims to enforce Employee’s rights under the Transition Agreement entered into between the Company and Employee on [________], 2025 (the “Transition Agreement”).
(ii)
Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(iii)
Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iv)
Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(v)
Claims to any benefit entitlements vested as the date of Employee ceased to be an employee, pursuant to written terms of any Company or affiliate employee benefit plan, program or policy;
(vi)
Claims for indemnification under any indemnification agreement including the Indemnification Agreement (as defined in the Transition Agreement), the Company’s governing documents or any other applicable law; and
(vii)
Claims that cannot be released by law, including, (A) Employee’s right to bring to the attention of the Equal Employment Opportunity or California Civil Rights Department claims of discrimination, harassment, interference with leave rights, and retaliation; provided, however, that Employee does release Employee’s right to secure damages for any such alleged treatment, and (B) Employee’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.
(c)
Acknowledgement. In accordance with the Older Workers Benefit Protection Act of 1990, Employee has been advised of the following:
(i)
Employee should consult with an attorney before signing this Release;
(ii)
Employee has been given at least twenty-one (21) days to consider this Release;
(iii)
Employee has seven (7) days after signing this Release to revoke it. If Employee wishes to revoke this Agreement, Employee must deliver notice of Employee’s revocation in writing, no later than 11:59 p.m. PT on the 7th day following Employee’s execution of this Release by email to [_______] at [_________________]. Employee understands that if Employee revokes this Release, it will be null and void in its entirety, and Employee will not be entitled to any payments or benefits provided in the Transition Agreement.
(d)
EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS EMPLOYEE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

2.
Employee Representations. Employee warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any of its affiliates with any governmental agency or court, and that if, unbeknownst to Employee, such a complaint, charge or lawsuit has been filed on his behalf, he will immediately cause it to be withdrawn and dismissed, (b) Employee has been paid all compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Employee, except as provided in Section 3 of the Transition Agreement, (c) Employee has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Release by Employee does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject, and (e) upon the execution and delivery of this Release by the Company and Employee, this Release will be a valid and binding obligation of Employee, enforceable in accordance with its terms.
3.
Protected Rights. Nothing in this Agreement (a) prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful, (b) limits Employee’s ability to exercise rights under Section 7 of the NLRA or similar state law to engage in protected, concerted activity with other employees, or (c) prevents Employee from communicating with, filing a charge or complaint with; providing documents or information voluntarily or in response to a subpoena or other information request to; or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, law enforcement, or any other any federal, state or local agency charged with the enforcement of any laws, or from responding to a subpoena or discovery request in court litigation or arbitration.
4.
Acknowledgment of Continuing Obligations. Employee acknowledges and agrees to comply with all continuing obligations under Section 5 of the Transition Agreement. Employee acknowledges and agrees to comply with the continuing cooperation set forth in Section 12 of the Transition Agreement. Employee acknowledges and agrees that the benefits provided in the Transition Agreement shall be subject to Employee’s continued compliance with Employee’s obligations under this Section 4.
5.
Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
6.
Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

7.
Integration Clause. This Release and the Transition Agreement contain the Parties’ entire agreement with regard to the transition of Employee’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and an authorized member of the Board of Directors of the Company.
8.
Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.
9.
Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

(Signature page(s) follow)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

DATED: ___________, 2025

Andrew J. Paul

DATED: ___________, 2025
By:
[_______________]
[_______________]

EXHIBIT B

EQUITY ACCELERATION

Award Type	Exercise Price (if applicable)	Total Shares Subject to Award	Currently Vested	Accelerated Awards
Option	$13.54	450,000	150,000	300,000 (100% of the Option)
Option	$18.23	511,364	298,296	213,068 (100% of the Option)
Option	$19.72	688,863	588,404	100,459 (100% of the Option)
RSU	N/A	24,220	0	24,220 (100% of RSUs)
RSU	N/A	60,445	12,089	48,356 (100% of RSUs)
RSU	N/A	80,000	25,000	55,000 (100% of RSUs)

B-1

EXHIBIT C

RELATED PARTY ARRANGEMENTS

1.
Rental Agreement, by and between Tall Mast LLC and Corsair Memory, Inc., dated as of September 30, 2020.
2.
Rental Agreement, by and between Tall Mast LLC and Corsair Memory, Inc., dated as of May 1, 2022.

C-1